UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2008

Oracle Healthcare Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	000-51785	26-0126028
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Greenwich Ave., 3rd Floor

Greenwich, Connecticut 06830

(Address of principal executive offices)

(203) 862-7900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Beginning February 19, 2008, Oracle Healthcare Acquisition Corp. (the “Company”) will hold meetings with certain investors regarding the proposed merger between PTI Acquisition Sub, Inc., a wholly owned subsidiary of the Company, and Precision Therapeutics, Inc. The presentation to be used in connection with such investor meetings is furnished as Exhibit 99.1 to this report.

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This Current Report on Form 8-K does not constitute an offer of securities. The proposed merger will be submitted to Company’s stockholders for their consideration. In connection with the proposed merger, the Company has filed a registration statement, a proxy statement/prospectus and other materials, and may file additional materials, with the Securities and Exchange Commission (the “SEC”). THE COMPANY URGES YOU TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS AND THESE OTHER MATERIALS CAREFULLY WHEN AND AS THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, PRECISION THERAPEUTICS, INC. AND THE PROPOSED MERGER. Investors will be able to obtain free copies of the proxy statement/prospectus as well as other filed documents containing information about the Company and the proposed merger at http://www.sec.gov, the SEC’s website.

The Company and its executive officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from the Company’s shareholders with respect to the proposed merger. Information regarding the officers and directors of the Company is included in its Annual Report on Form 10-K/A for its fiscal year ended December 31, 2006 filed with the SEC on December 3, 2007. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities holdings or otherwise, is or will be set forth in the proxy statement/prospectus and other materials filed with the SEC in connection with the proposed merger.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description:

Exhibit 99.1	Investor Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORACLE HEALTHCARE ACQUISITION CORP.

Date: February 19, 2008	By:	/s/ Joel D. Liffmann
Name: Joel D. Liffmann
Title: President and Chief Operating Officer

INDEX TO EXHIBITS

Exhibit No.	Description:

Exhibit 99.1	Investor Presentation